Subsidiaries of the Registrant

Before the Demutualization

None




After the Demutualization

Company                                                         Jurisdiction

Trigon Insurance Company (formerly known as
 Blue Cross Blue Shield of Virginia) d/b/a Trigon
 Blue Cross Blue Shield.......................................Virginia
   Consolidated Healthcare, Inc...............................Virginia
   Trigon Health Ventures, Inc................................Virginia
   Consolidated Investment Corporation........................Virginia
   Health Management Corporation..............................Virginia
     Healthy Homecomings, Inc.................................Missouri
   Monticello Service Agency, Inc.............................Virginia
     Capitation Risk Management...............................Virginia
   Consolidated Holdings Corporation..........................Delaware
   Monticello Life Insurance Company..........................Wisconsin
 Primary Care First, L.L.C....................................Virginia
 Peninsula Health Care, Inc...................................Virginia
 Healthcare Support Corporation...............................Virginia
   Trigon Administrators, Inc.................................Virginia
   Physicians Health Plan, Inc................................Virginia
   HMO Virginia, Inc..........................................Virginia
   Trigon Services, Inc.......................................Virginia
   HealthKeepers, Inc.........................................Virginia
 Priority, Inc................................................Virginia
   Priority Health Care, Inc..................................Virginia
   Health First, Inc..........................................Virginia
   Priority Insurance Agency, Inc.............................Virginia
 Mid-South Insurance Company..................................North Carolina